UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Hovnanian Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 12, 2013

EXPLANATORY STATEMENT

Hovnanian Enterprises, Inc. (the “Company”) is issuing this amendment to its proxy statement dated January 28, 2013 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Shareholders to be held on March 12, 2013 (the “2013 Annual Meeting”) to correct an error with respect to the description of the voting standard for Proposals three and four from “a majority of the votes cast” to “a majority in voting power of the outstanding shares” and, accordingly, that abstentions will count as a vote against the applicable Proposal as set forth below.  Corresponding changes are deemed made wherever applicable to the Proxy Statement.  Except as specifically amended hereby, all information in the Proxy Statement remains unchanged.

The first two sentences under “Vote Required” of Proposal 3 (Approval of an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Class A Common Stock) are amended to read: “Approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock requires the affirmative vote of the holders, represented in person or by proxy at the 2013 Annual Meeting, of (1) a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together, and (2) a majority in voting power of the outstanding shares of Class A Common Stock entitled to vote thereon.  In determining whether this proposal has received the requisite number of affirmative votes, abstentions will count against the Class A Amendment.”

The first two sentences under “Vote Required” of Proposal 4 (Approval of an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Class B Common Stock) are amended to read: “Approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock requires the affirmative vote of the holders, represented in person or by proxy at the 2013 Annual Meeting, of (1) a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together, and (2) a majority in voting power of the outstanding shares of Class B Common Stock entitled to vote thereon.  In determining whether this proposal has received the requisite number of affirmative votes, abstentions will count against the Class B Amendment.”

In addition, the effect of abstentions as described under the section, “General — Voting,” should read that abstentions will count as votes against Proposals three and four and not that abstentions will have no effect on the vote for such Proposals.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action.  If you have submitted a proxy and wish to change your vote and are a shareholder of record, you may change your vote and revoke your proxy by (1) delivering written notice of revocation to Michael Discafani, Secretary, provided such statement is received no later than March 11, 2013, (2) voting again by Internet or telephone before the closing of voting facilities at 11:59 p.m. (Eastern Time) on March 11, 2013, (3) submitting a properly signed proxy card with a later date that is received no later than March 11, 2013 or (4) revoking your proxy and voting in person at the 2013 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2013 Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.  Please note that attendance at the 2013 Annual Meeting will not by itself revoke a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2013 ANNUAL MEETING, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, AS APPLICABLE, AS DESCRIBED IN THE PROXY STATEMENT.  IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

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